UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[  ]   Soliciting Material Under Rule 14a-12

AURIOS INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AURIOS INC.

15941 N. 77th Street, Suite #4

Scottsdale, AZ 85260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held [_____], 2014

[_____], 2014

To Our Shareholders:

On behalf of the Board of Directors (the “Board”) of Aurios Inc. (“Aurios” or the “Company”), we are pleased to invite you to attend an Annual Meeting of Shareholders which will be held at the offices of Aurios’s legal counsel, Richardson & Patel LLP, 1100 Glendon Ave., Suite 850, Los Angeles, CA 90024, on [____], 2014 at 9:00 a.m. Pacific Time, for the following purposes:

●	To approve an amendment to Aurios’s Articles of Incorporation to increase the Company’s authorized capital stock to 200 million shares, and change its name to “iPayMobil, Inc.”

●	To effectuate a reverse merger whereby the Company shall issue 85,402,500 shares of its Common Stock, and whereby the Company’s wholly-owned subsidiary, iPayMobil Acquisition Sub, Inc., an Arizona corporation (“iPayMobil Acquisition Sub”), shall merge with and into iPayMobil, Inc., an Arizona corporation (“iPayMobil”).

●	To elect Andrew M. Ling and Gary Pryor as directors of the Company.

●	To ratify the appointment of Semple, Marchal & Cooper, LLP as independent auditors of the Company’s financial statements for the fiscal year ended December 31, 2014.

●	To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board has established August 13, 2014 as the record date for the Annual Meeting. As a result, owners of record of Aurios’s Common Stock at the close of business on August 13, 2014 are entitled to notice of, to attend, and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

You are requested to sign and date the enclosed proxy card and return it in the enclosed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [____], 2014: This proxy statement is available for viewing, printing, and downloading at www._____________.com.

Sincerely,

/s/ Andrew M. Ling
Andrew M. Ling, President and Chief Executive Officer

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 AURIOS INC.

15941 N. 77th Street, Suite #4

Scottsdale, AZ 85260

PROXY STATEMENT

For the Annual Meeting of Shareholders to be Held on

[______], 2014

General Information about the Annual Meeting

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors of Aurios Inc., an Arizona corporation (the “Board” and “Aurios” or the “Company”), of proxies to be voted at the Annual Meeting of Shareholders to be held on [_____], 2014 (the “Annual Meeting”) or any adjournment or postponement of the Annual Meeting. You are cordially invited to attend the Annual Meeting, which will be held at the offices of Aurios’s legal counsel, Richardson & Patel LLP, 1100 Glendon Ave., Suite 850, Los Angeles, CA 90024, at 9:00 a.m. Pacific Time, for the following purposes:

●	To approve an amendment of Aurios’s Articles of Incorporation to increase the Company’s authorized capital stock to 200 million shares and change the Company’s name to “iPayMobil, Inc.”

●	To effectuate a reverse merger whereby the Company shall issue 85,402,500 shares of its Common Stock, and whereby the Company’s wholly-owned subsidiary, iPayMobil Acquisition Sub, shall merge with and into iPayMobil.

●	To elect Andrew M. Ling and Gary Pryor as directors of the Company.

●	To ratify the appointment of Semple, Marchal & Cooper, LLP as independent auditors of the Company’s financial statements for the fiscal year ended December 31, 2014.

●	To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board has established August 13, 2014 as the record date for the Annual Meeting. As a result, owners of record of Aurios’s Common Stock at the close of business on August 13, 2014 are entitled to notice of, to attend, and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so you can make an informed decision.

Voting Rights

Only common shareholders of record at the close of business on August 13, 2014, the record date, are entitled to notice of, to attend, and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on August 13, 2014, the Company had 4,597,500 shares of Common Stock outstanding and entitled to vote.

Each shareholder of record is entitled to one vote for each share of Common Stock held on the record date on all proposals.

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Shareholders will vote at the Annual Meeting by casting ballots (in person or by proxy) which will be tabulated by a person who is appointed by the Board before the Annual Meeting to serve as inspector of election at the Annual Meeting and who will execute and verify an oath of office.

How to Vote Your Shares

Your vote is important. You can vote your shares at the Annual Meeting only if you are present or represented by proxy. Whether or not you expect to attend the Annual Meeting, please take the time to vote your proxy.

Shareholders of record can vote:

By Mail:

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted as specified in the proxy.

In Person:

You may vote in person by attending the Annual Meeting and voting your shares. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a proxy.

If you are the beneficial owner of shares held in street name and you do not want to attend the meeting to vote your shares, your shares must be voted through the organization holding your shares in accordance with the instructions provided by that organization.

If you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please remember, however, that if your shares are held beneficially through your nominee and you wish to vote your shares at the Annual Meeting, you must obtain a proxy issued by your nominee.

Each proxy will be voted as directed. However, if a proxy solicited by the Board does not specify how it is to be voted, it will be voted as the Board recommends, which is FOR the proposal discussed in this Proxy Statement.

Revocability of Proxies

You may revoke or change a proxy previously delivered to us at any time prior to the Annual Meeting by delivering a written notice to our Corporate Secretary at our offices at 15941 N. 77th Street Suite #4, Scottsdale, AZ 85260 or by telephone at (480) 745-2611. You also may revoke your proxy by attending the Annual Meeting and voting in person, although merely attending the Annual Meeting will not, by itself, revoke your proxy.

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Board Voting Recommendations

The Board unanimously recommends that you vote your shares as follows:

●	FOR an amendment of Aurios’s Articles of Incorporation to increase the Company’s authorized capital stock to 200 million shares, and change the Company’s name to “iPayMobil, Inc.” (Proposal 1).

●	FOR the effectuation of a reverse merger whereby the Company shall issue 85,402,500 shares of its Common Stock, and whereby the Company’s wholly-owned subsidiary, iPayMobil Acquisition Sub, shall merge with and into iPayMobil (Proposal 2).

●	FOR the election of Andrew M. Ling and Gary Pryor as directors of the Company to hold office until the next annual meeting of the shareholders, or until such time as their successors are duly elected or appointed in accordance with the Company’s bylaws (Proposal 3).

●	FOR ratification of the appointment of Semple, Marchal & Cooper, LLP, as independent auditors of the Company’s financial statements for the fiscal year ended December 31, 2014 (Proposal 4).

Quorum; Broker Non-Votes and Abstentions

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. A majority of the shares of our Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the Proposals included in this Proxy Statement. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

Votes Required for Approval of Proposals at the Annual Meeting

Proposals 1, 2, 3, and 4 may be approved by the affirmative vote of the majority of shares issued and outstanding. Abstentions are counted as a vote against for purposes of determining whether such proposals are approved.

Solicitation

Solicitation of proxies may be made by our directors, officers, and regular employees by mail, telephone, facsimile transmission, or other electronic media and in person for which they will receive no additional compensation. The expenses of preparing, printing, and assembling the materials used in the solicitation of proxies on behalf of the Board will be borne by us. The total amount estimated to be spent in connection with the solicitation of proxies is approximately [$____] and our total expenditures to date are [$____]. Upon request, we will reimburse the reasonable fees and expenses of nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock. No additional compensation will be paid to the nominees and fiduciaries.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on [______], 2014: This Proxy Statement, and any amendments that are required to be furnished to shareholders, are available on our website at http://www.________.com.

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PROPOSAL 1

APPROVAL OF AN AMENDMENT OF OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION TO 200 MILLION SHARES AND TO CHANGE THE NAME OF THE COMPANY TO IPAYMOBIL, INC.

Summary

On August 13, 2014, the Board unanimously adopted a resolution approving, and recommending to the shareholders for their approval, a proposal to amend and restate our Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the authorized capital stock of the Company to 200 million shares and to change the name of the Company to “iPayMobil, Inc.”

A sample form of the Articles of Amendment to Articles of Incorporation (the “Amendment”), which we would file with the Secretary of State of the State of Arizona to effectuate these changes, is attached to this Proxy Statement as Appendix 1.

Each shareholder will hold the same percentage of our outstanding Common Stock immediately following such amendment as the shareholder held immediately prior to it. The proposed amendment will not change the terms of our Common Stock, and the shares of new Common Stock issued after the adoption of the proposed amendment will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now outstanding. The Common Stock issued after the adoption of the proposed Amendment will remain fully paid and non-assessable.

The Rationale for the Amendment

The primary reasons that our Board believes the Amendment should be approved is to (i) reorganize the Company’s capital structure in order to provide flexibility for our future ventures, and (ii) rename the Company such that the Company’s name is more reflective of its business plan going forward. The Board recommends that our shareholders approve Proposal 1.

Principal Effects of the Amendment

 Increase in Number of Unreserved Shares.

The proposed amendment will have the effect of creating additional unissued and unreserved shares of our Common Stock. Except as otherwise disclosed in this Proxy Statement, we have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our Common Stock.  However, these additional shares may be used by us for various purposes in the future without further shareholder approval, including, among other things: (i) raising capital necessary to fund our future operations; (ii) providing equity incentives to our employees, officers, directors and consultants; (iii) entering into collaborations and other strategic relationships; and (iv) expanding our business through the acquisition of other businesses or products.

Regulatory Effects

The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Filing the Amendment will not affect our reporting requirements under the Exchange Act or our obligation to file publicly financial and other information with the SEC.

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Effective Date

The proposed increase in our authorized capital stock would become effective on the date of filing of the Amendment (generally in the form attached to this Proxy Statement) with the office of the Secretary of State of the State of Arizona.

Potential Anti-Takeover Effect

Although in certain circumstances the increased proportion of unissued authorized shares to issued shares could have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company and another company), the proposed increase in our authorized capital stock is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, and it is not part of a plan by management to recommend a series of similar actions to the Board and shareholders. Other than seeking approval for the Board to amend and restate our Articles of Incorporation and consummate a reverse merger, the Board currently does not contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to effect a change control of the Company.

Vote Required

To approve Proposal 1, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required.  Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR Proposal 1.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL (PROPOSAL 1 ON THE PROXY CARD).

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PROPOSAL 2

REVERSE MERGER

Pursuant to Rules 405 of the Securities Act of 1933, as amended, Aurios is a “shell company” in that it has no significant assets or operations. As such, on May 2, 2014, the Company entered into a Debt Payment and Stock Issuance Agreement with iPayMobil (the “Agreement”). Pursuant to the Agreement, the Company issued 919,500 shares of the Common Stock to iPayMobil in exchange for the indirect payment by iPayMobil of Company debts and liabilities amounting to $140,000. In addition, Paul Attaway, our former President, Chief Executive Officer, Chief Financial Officer, and Director, Ira Gaines, Chris Hoffman, and Tim Louis, our former Secretary and Director, gave to Andrew M. Ling and Gary Pryor, the current President, Chief Executive Officer, and Director and the current Chief Financial Officer and Director of the Company, respectively, their irrevocable proxy to vote their shares of the Company. As a result, iPayMobil and its principals, Messrs. Ling and Pryor, acquired effective voting control of the Company (collectively, the “Initial Transaction”).

The Initial Transaction was structured as such because Section 1004 of Title 10 of the Arizona Revised Statutes requires shareholder approval for the Company to amend its Articles of Incorporation to create and issue a sufficient number of shares of Company stock, as contemplated in Proposal 1, above, to merge iPayMobil Acquisition Subsidiary with and into iPayMobil—thereby acquiring an operating business.

iPayMobil was issued 919,500 shares of Aurios Common Stock pursuant to the Initial Transaction and will be issued an additional 85,402,500 if Proposal 2 is approved by the shareholders. Once the reverse merger is consummated, iPayMobil will have issued an aggregate of 86,322,000 shares of Aurios Common Stock to iPayMobil and its shareholders, leaving the pre-merger Aurios shareholders with 3,678,000 Aurios common shares, or 4.087% of the Company’s fully diluted outstanding stock.

Vote Required

To approve Proposal 2, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required.  Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL (PROPOSAL 2 ON THE PROXY CARD).

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PROPOSAL 3

ELECTION OF DIRECTORS

Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company or residents of the State of Arizona.  Directors may receive compensation for their services as determined by the Board of Directors.  See “Compensation of Directors.”  The number of Directors shall be set by the Board.  Presently, the Board consists of two (2) members, namely Andrew M. Ling and Gary Pryor.  All of the above-mentioned directors have chosen to stand for re-election and have been nominated for re-election by the Board.  No other persons have been nominated for election to the Board.

Directors are elected by a plurality vote of shares present in person or represented by proxy at the meeting.  This means that the director nominee with the most votes for a particular slot on the Board is elected for that slot.  In an uncontested election for directors, the plurality requirement is not a factor.

Although management of the Company expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board.  Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve.  All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

The following table sets forth certain information with respect to persons nominated by the Board of the Company for election as Directors of the Company and who will be elected following the annual shareholders meeting:

Name	Age	Position(s)
Andrew M. Ling	54	President and Chief Executive Officer, Director

Gary F. Pryor	54	Chief Financial Officer, Director

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Andrew M. Ling has been our President and Chief Executive Officer and a Director since May 2, 2014. Mr. Ling is a co-founder of and in-house counsel for iPayMobil. He is also the President and CEO of GTX Corporation, founded in 1984, specializing in conversion of scanned engineering drawings to Computer Aided Design (CAD), raster editing and intelligent character recognition. Prior to serving as President and CEO of GTX, Mr. Ling served as Senior Vice President & General Counsel. Mr. Ling is also a co-founder, Senior Vice President and General Counsel of PayByClick Corporation, founded in 2000, which has developed a proprietary micropayment system for the internet and is the holder of 7 U.S. patents and patents pending. With more than 29 years of experience as an international commercial lawyer and in licensing intellectual property and proprietary high technology software worldwide, he is also responsible for all legal matters affecting the Company, working with outside counsel, as required. Mr. Ling also has had extensive experience working with engineering teams and project managers involving strategic design and implementation of internet e-commerce systems, including project management with a team of engineers in Tokyo, Japan.

Mr. Ling received his B.A. in government with emphasis in international relations from Pomona College of Claremont, California, and his J.D. from Loyola Law School of Los Angeles, California. Mr. Ling is a member of the Arizona State and District of Columbia Bars and is admitted to practice before the U.S. Court of International Trade in New York. Mr. Ling is conversant in French, Japanese and Taiwanese.

Gary F. Pryor has been our Chief Financial Officer, Secretary, Executive Chairman of the Board, and Director since May 2, 2014, and is a co-founder of iPayMobil, Mr. Pryor’s specialization in transactions is rooted in his extensive Wall Street experience, which began with Merrill Lynch International and the Morgan Guaranty Trust Company of New York (JP Morgan). Mr. Pryor left JP Morgan to form his own corporate finance firm in New York City, assisting middle market companies with mergers, acquisitions, and corporate finance. Mr. Pryor specialized in retail and institutional food and beverage capitalization and sales/exit facilitation. He is well-known throughout the food industry as one of the founders of the “Home Meal Replacement” industry.

Mr. Pryor was recruited by Arizona-based Circle K Stores, Inc. to manage their fresh food program and develop a hybrid restaurant/prepared foods store. Following his tenure with Circle K, Mr. Pryor joined Hunter Wise Financial Group, a California-based NASD/FINRA investment banking firm, as the partner in charge of mergers and acquisitions, where he specialized in buy-side representations for private equity groups. Following Hunter Wise, Mr. Pryor acquired several food related businesses including three USDA certified frozen food manufacturing companies as well as multiple restaurants throughout the United States. Mr. Pryor specializes in consolidation strategy and facilitation, and works closely with hedge funds, private equity and mezzanine sources of capital. Mr. Pryor received a B.A. in Government from the St. Lawrence University in Canton, New York.

Family Relationships

There are no family relationships between any of our officers or directors.

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Other Directorships

Other than as set forth above, none of our officers and directors is a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Audit Committee

Our Board has an audit committee, consisting Gary Pryor.  At this time, the audit committee does not have a charter, and Gary Pryor is an audit committee financial expert.

Our Board does not have any other committees.

Board Meetings

During the fiscal year ended December 31, 2013, the Board did not meet formally, but instead took action by written consent on numerous occasions.  In addition, certain members of the Board met telephonically as often as daily to discuss pending matters.

Code of Ethics

We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Compensation of Directors

A director who is an employee does not receive any cash compensation as a director.  There is no plan in place for compensation of persons who are directors who are not our employees.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, none of the current required parties are delinquent in their 16(a) filings.

Vote Required

To approve Proposal 2, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required.  Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL (PROPOSAL 3 ON THE PROXY CARD).

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PROPOSAL 4

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The Board has appointed Semple, Marchal & Cooper, LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2014, and seeks ratification of such appointment.  In the event of a negative vote on such ratification, the Board will reconsider its appointment.

Representatives of Semple, Marchal & Cooper, LLP are not expected to be present at the annual meeting.

Audit Fees

The aggregate fees billed for the years ended December 31, 2013 and 2012 for professional services rendered by Semple, Marchal & Cooper, LLP for the audit of our annual financial statements and review of the financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $21,000 and $29,100, respectively.

Audit - Related Fees

No fees were billed by Semple, Marchal & Cooper, LLP in the last two fiscal years for assurance and related services.

Tax Fees

The fees billed for the years ended December 31, 2013 and 2012 for services rendered by Semple, Marchal & Cooper, LLP related to tax compliance, tax advice, and tax planning work were $1,500 for each year.

All Other Fees

In fiscal 2013 and 2012, there were no fees related to this category.

Further, Semple, Marchal & Cooper, LLP has represented its independence and criteria for determination and monitoring said independence to the Company’s Board in writing.

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Vote Required

To approve Proposal 4, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required.  Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR Proposal 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL (PROPOSAL 4 ON THE PROXY CARD).

Dissenter’s Rights

Under Title 10 of the Arizona Revised Statutes, you do not have any dissent and appraisal rights with respect to any of the proposals contained herein.

RISK FACTORS

Approval and effectuation of Proposals 1 and 2 involves a number of risks. In addition to the risks and investment considerations discussed elsewhere herein, the following factors should be carefully considered.

History of Declining Operating Results

We have incurred net losses of $477,779.42 for the period from August 7, 2001 (inception) to December 31, 2013. There can be no assurance that we will be successful in generating revenue. There can be no assurance that we will be successful in generating revenue.

Our auditors have expressed a going concern opinion

We have an accumulated deficit and have had negative cash flows from our operations. Accordingly, we have received a report from our independent auditors that includes an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern. This may negatively impact our ability to obtain additional funding or funding on terms attractive to us and may negatively impact the market price of our stock.

Our cash requirements may vary materially from those now planned depending on numerous factors, including the results of our marketing efforts, our business development activities, the results of future research and development and competition. We believe that the net proceeds from our prior capital raising activities, together with our projected revenue and cash flow from future operations, will be sufficient to fund our working capital and other capital requirements for the immediate future. If, however, our estimates are incorrect and we require additional capital, there can be no assurance that additional funds will be available on terms attractive to us or at all. If adequate funds are not available, we may be required to curtail our marketing and new product development activities and/or otherwise materially reduce our operations.

Implementation of Business Plan

We may incur operating deficits as we implement the business plan of iPayMobil as that of the Company as a whole. Our ability to fully implement our business plan and significantly increase our revenues will depend upon our ability to execute our business plan and may require us to raise additional capital through the sale of debt or equity securities. If we do not achieve a profitable level of operations from our operations, we will require additional capital. No assurance can be given that we will be able to obtain additional capital or, if available, that such capital will be available at terms acceptable to us, or that we will be able to generate profits from operations, or if profits are generated, that they will be sufficient to carry out our business plan, or that the plan will not be modified.

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Our ability to successfully market our products to the intended range of customers depends on our ability to retain employees or consultants with strong industry contacts and knowledge of our products. Individuals with specialized industry skills may be in short supply given our size and competition for qualified sales persons is intense. The failure to attract new qualified personnel could adversely affect our business and growth prospects.

In formulating our business plan, we have relied on the judgment of our officers and their experience in and research on the industry. There can be no assurance that we will be able to obtain sufficient financing or implement the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to expand on a national or international basis or operate our business on a profitable basis. Our plans are based upon the assumptions that present market conditions in the business that we plan to operate will continue and that the risks described in this prospectus will be dealt with successfully. There can be no assurance that such plans will be realized or that any of the assumptions will prove to be correct.

Uncertainties Regarding Increasing Revenues and Market Penetration

We conducted our own research into the markets for our products. There can be no assurance that we will be successful in our efforts to increase our market penetration or to develop markets in the manner we contemplate.

Economic and General Risks Relating to Business

The success of our activities is subject to risks inherent in business generally, including (i) demand for products and services; (ii) general economic conditions; (iii) changes in taxes and tax laws; and (iv) changes in governmental regulations and policies.

Costs of Production and Profitability

Our actual costs of production may exceed those of competitors and, even if our costs of production are lower, our competitors may be able to sell the same or similar products at a lower price than is economical for us.

Patents and Intellectual Property Protection

iPayMobil has used a combination of U.S. and foreign patent and trademark laws, trade secrets, confidentiality procedures, and contractual provisions to protect its proprietary rights to our products. There can, however, be no assurance that any of iPayMobil’s pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought, if at all. There also can be no assurance that any patents iPayMobil has or may obtain will not be invalidated, circumvented, or challenged. Furthermore, there can be no assurance that others will not develop technologies which are similar or superior to iPayMobil’s technology or design around any patents owned by it. Unauthorized parties may attempt to copy aspects of the products or to obtain and use information they regard as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States. There can be no assurance that iPayMobil’s means of protecting its proprietary rights in the United States will be adequate or that others will not independently develop similar or superior technology.

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Dependence on Key Personnel

We are highly dependent on the services of Andrew M. Ling and Gary Pryor. The loss of the services of either of these individuals would harm our business. Our future success also depends on our ability to attract, train, retain, and motivate other highly qualified sales, technical, and managerial personnel. Competition for such personnel is intense and we may not be able to attract, train, retain, or motivate such persons in the future.

Control by Key Shareholders

As of August 14, 2014, iPayMobil held or had the right to vote shares representing approximately 71.6% of the voting power of our outstanding capital stock. This shareholder may exercise significant influence over all matters requiring shareholder approval, including the election of directors and the determination of significant corporate actions, as well as control the management, policies and operation of the Company. This concentration of ownership could depress the stock price or value of the Company or delay or prevent a change in control that could be otherwise beneficial to our shareholders.

Risks of the Industry

Technology Advancements. iPayMobil’s industry is susceptible to fast-paced technological advancements and the Company’s competitive advantage may be reduced if we fail to keep up with changes in the technological processes. iPayMobil’s products are subject to technological change and innovation. Technological developments are occurring rapidly and while the effects of such developments are uncertain, they may have a material adverse effect on the demand for iPayMobil’s products. Additionally, we may not be able to match any technological changes to the needs of target customers, which would reduce demand for the Company’s products.

Competition. There are numerous other companies in the electronic payment industry. Some of these companies may have greater resources than iPayMobil and enjoy well established production facilities and processes, market presence, distribution networks, and market share. It is likely that any or all of these other companies are in the process of, and have allocated substantially more resources to, developing their own products that are or would be competitive with iPayMobil. Such companies could have substantially greater resources to market competing products. The ability of these companies to produce economies of scale may put iPayMobil at a disadvantage. Increased competition or our failure to compete successfully is likely to result in price reductions, fewer customer orders, reduced gross margins, increased marketing costs, failure to acquire or retain market share, or any combination of these problems.

Any future sale of a substantial number of shares of our Common Stock could depress the trading price of our Common Stock, lower our value and make it more difficult for us to raise capital

Any sale of a substantial number of shares of our Common Stock, or the prospect of such sales, may have the effect of depressing the trading price of our Common Stock. In addition, those sales could lower our value and make it more difficult for us to raise capital. Further, the timing of the sale of the shares of our Common Stock may occur at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

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The possible issuance of Common Stock subject to options and warrants may dilute the interest of shareholders

The Board adopted the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”) on July 1, 2007 and the shareholders approved the 2007 Plan on July 8, 2007. The Plan authorizes us to issue up to 250,000 shares of our Common Stock upon exercise of options and grant of restricted stock awards. To date, we have not issued any options or restricted stock awards under the Plan. To the extent we issue stock options or warrants under the 2007 Plan and such outstanding stock options and warrants are exercised, dilution to the interests of our shareholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such outstanding options.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock

Our Articles of Incorporation authorize the issuance of 90,000,000 shares of our Common Stock and 10,000,000 shares of preferred stock. The Common Stock and preferred stock can be issued by our Board, without shareholder approval. Any future issuances of our Common Stock would further dilute the percentage ownership of the Company held by public shareholders.

We have never paid dividends and have no plans to in the future.

We do not intend to pay dividends on our stock in the foreseeable future. As an Arizona corporation, we are legally permitted to declare and pay dividends only out of surplus, or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. To the extent no surplus or net profits of the Company are available for payment of dividends, we cannot pay dividends on the preferred stock. Any dividends not paid will accrue. No interest will be paid on any accrued but unpaid dividends. There can be no assurance that we will declare any dividends or have sufficient surplus or generate any or sufficient earnings to pay cash or stock dividends on the preferred stock. We will pay dividends on the preferred stock, when and if declared by the Board and when and if funds are legally available therefore. If dividends are declared, all accrued but unpaid dividends on the Preferred Stock must be paid in full before any additional dividends may be declared and paid on the Common Stock. Dividends shall accrue if they are not paid when due. See “Description of Securities.”

Any of these factors could have a significant and adverse impact on the market price of our Common Stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock, regardless of our actual operating performance.

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OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common Stock Ownership	Percentage of Common Stock Ownership (2)

Andrew Ling (3)	0	0%

Gary Pryor (4)	0	0%

iPayMobil, Inc. (5)	919,500	25.00%

Paul Attaway	1,254,666	27.29%

Ira J. Gaines	656,666	14.28%

Christian J. Hoffman, III	606,666	13.20%

All Officers and Directors as a Group: (2 Persons)	2	0%

(1)     Unless otherwise indicated, the address of the shareholder is c/o Aurios Inc.

(2)     Unless otherwise indicated, based on 4,597,500 shares of Common Stock issued and outstanding.

(3)     President, Chief Executive Officer and Director

(4)     Chief Financial Officer and Executive Chairman of the Board of Directors

(5)     iPayMobil is controlled by Andrew M. Ling and Gary Pryor, who are the sole officers and directors of the Company.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent (10%) or more of the outstanding securities of any class of the issuer, other than as set forth above.  There are no classes of stock other than Common Stock issued or outstanding.

Other than as set forth above, none of these parties owns, in the aggregate and including shares of our Common Stock that may be acquired upon exercise of their warrants, more than five percent (5%) of our Common Stock.

There are no current arrangements which will result in a change in control.

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Directors and Executive Officers

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position(s)
Andrew M. Ling	54	President and Chief Executive Officer, Director

Gary F. Pryor	54	Chief Financial Officer, Director

Complete background information for Andrew M. Ling and Gary Pryor is provided in in the section above entitled “Nominees for Election as Director” and incorporated herein by reference.

Description of Securities

Our authorized capital stock currently consists of 90,000,000 shares of Common Stock, no par value, and 10,000,000 shares of “blank check” preferred stock, no par value.  As of the date of hereof, there are 4,597,500 shares of our Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock.  Each shareholder of our Common Stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our Common Stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our Common Stock are entitled to receive dividends when and if declared by our Board from funds legally available therefore.  Cash dividends are at the sole discretion of our Board.  In the event of our liquidation, dissolution, or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock.  Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Preferred Stock.  We are authorized to issue “blank check” preferred stock.  The rights, privileges, and preferences of our preferred stock can be set by our Board without further shareholder approval.  The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Dividend Policy.  We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our Common Stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared in the future will be at the discretion of our Board and subject to any restrictions that may be imposed by our lenders.

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Outstanding Options, Warrants, and Convertible Instruments

There are no options or warrants outstanding. Of the 4,597,500 shares of our Common Stock issued and outstanding as of August 14, 2014, 2,543,500 are restricted securities in accordance with Rule 144 of the Securities Act of 1934, as amended.  Of the 2,543,500 shares of restricted securities, 1,624,000 are eligible for resale pursuant to Rule 144 (not including shares held by affiliates).

Securities Authorized for Issuance Under Equity Compensation Plans

We do not currently have a stock option or grant plan.

Holders

As of August 14, 2014, there were 4,597,500 shares of our Common Stock issued and outstanding and held by 47 holders of record.

Dividend Policy

We have not paid any dividends on our Common Stock and do not expect to do so in the foreseeable future.  We intend to apply our earnings, if any, in expanding our operations and related activities.  The payment of cash dividends in the future will be at the discretion of the Board and will depend upon such factors as earnings levels, capital requirements, our financial condition and other factors deemed relevant by the Board.

Executive Compensation

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer, President, and Chief Financial Officer for the years ended December 31, 2013 and 2012.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Paul Attaway (1)	-	-	-	-	-	-	-	-
Timothy Louis (2)	-	-	-	-	-	-	-	-
Andrew Ling (3)	-	-	-	-	-	-	-	-
Gary Pryor (4)	-	-	-	-	-	-	-	-

(1)	President and Chief Financial Officer (2012, 2013). No compensation received in 2012 and 2013.
(2)	Secretary and Treasurer (2012, 2013). No compensation received in 2012 and 2013.
(3)	Appointed President and Chief Executive Officer as of May 2, 2014. No compensatory arrangement as of the date of this filing.
(4)	Appointed Chief Financial Officer and Executive Chairman of the Board of Directors as of May 2, 2014. No compensatory arrangement as of the date of this filing.

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Director Compensation

For the years ended December 31, 2013 and 2012, none of the members of our Board received compensation for his or her service as a director.  We do not currently have an established policy to provide compensation to members of our Board for their services in that capacity.

Certain Relationships and Related Transactions, and Director Independence

Messrs. Ling and Pryor, the sole officers and directors of the Company, together own a controlling interest in iPayMobil.

We have separate indemnification agreements with each of our officers and directors.

 Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article VI of our Bylaws provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the Arizona Revised Statutes, as the same may be amended and supplemented.

Article VI of our Bylaws provides that, the corporation shall, to the fullest extent permitted by the Arizona Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section.

Article VIII of our bylaws provides further indemnification for each of our officers and directors except to the extent that liability arises out of their own negligence or willful misconduct.

We have separate indemnification agreements with each of our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and June 30, 2014, as filed with the SEC, excluding exhibits, are being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at 15941 N. 77th Street, Suite #4, Scottsdale, Arizona 85260. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

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SHAREHOLDER PROPOSALS

The deadline for submitting a shareholder proposal under Rule 14a-8 of the Securities Exchange Act (“Rule 14a-8 “) for inclusion in our proxy statement and form of proxy for the Annual Meeting is [_______], 2014.

Any proposal should be addressed to Mr. Gary Pryor, Chief Financial Officer, Aurios Inc., 15941 N. 77th Street, Suite #4, Scottsdale, AZ 85253, and should be sent by certified mail, return receipt requested.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We will only deliver one Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered upon written request to the Chief Financial Officer, Aurios Inc., 15941 N. 77th Street, Suite #4, Scottsdale, AZ 85260.

Shareholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above. Shareholders sharing an address with another shareholder who received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. The forward-looking statements are statements regarding financial and operating performance and results and other statements that are not historical facts. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast,” and similar words and expressions are intended to identify forward-looking statements. Certain important risks, including those discussed in the risk factors set forth in Item 1A of this report, could cause results to differ materially from those anticipated by the forward-looking statements. Some, but not all, of these risks include, among other things:

●	our lack of capital and whether or not we will be able to raise capital when we need it;

●	our ability to continue as a going concern;

●	changes in local, state, or federal regulations that will adversely affect our business;

●	our ability to market and distribute or sell our products;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We do not intend to update forward-looking statements. You should refer to and carefully review the information in reports and other documents we will file in the future with the Securities and Exchange Commission.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet worldwide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Aurios, who file electronically with the SEC. The address of that site is http://www.sec.gov.

You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580 Washington, D.C, 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Aurios Inc., 15941 N. 77th Street, Suite #4, Scottsdale, AZ 85260, Attn: Chief Financial Officer, telephone: (480) 745-2611.

[______], 2014	By Order of the Board of Directors

You may vote by telephone, 24 hours a day, seven days a week. Instead of mailing your proxy, you may choose one of the two voting methods described below to vote your shares.

VALIDIATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by telephone must be received no later than [______].

VOTE BY TELEPHONE

Call toll free 1-800-[______] within the U.S., U.S. Territories and Canada any time on a touch tone telephone. There is NO CHARGE for the call.

Follow the instructions provided by the recorded message.

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AURIOS INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

[See attached]

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APPENDIX 1

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

AURIOS INC.

Pursuant to the provisions of Sections 10-1003, 10-1006 and 10-1007 of the Arizona Revised Statutes, the undersigned Corporation hereby adopts the following Articles of Amendment to the Articles of Incorporation:

FIRST: Article I is hereby amended and restated in its entirety as follows:

The name of the Corporation is iPayMobil, Inc.

SECOND: Article IV is hereby amended and restated in its entirety as follows:

ARTICLE IV - CAPITAL STOCK

(a) Authorized Shares. The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Ninety Million (190,000,000) shares will be Common Stock, with no par value per share, and Ten Million (10,000,000) shares will be blank check preferred stock, with no par value per share.

(b) Blank Check Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed in this Article IV, to provide for the issuance of the shares of blank check Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Arizona, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series will include but not be limited to, the rights to determine the following:

(i) The number of shares constituting that series and the distinctive designation of that series, which may be a distinguishing number, letter or title;

(ii) The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series will have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(iv) Whether that series will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(v) Whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) Whether that series will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) Any other relative rights, preferences and limitations of that series.

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Each series of serial preferred stock, in preference to the Common Stock, will be entitled to dividends from funds or other assets legally available therefore, at such rates, payable at such times and cumulative to the extent, as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of serial preferred stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unissued preference stock. All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves, shall rank equally and be identical, except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.

The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

The Corporation may issue rights, options and warrants to purchase shares of stock of the Corporation to directors, officers or employees of the Corporation or any affiliate therefore or any third party, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

The Board of Directors may from time to time, without shareholder approval, distribute on a pro rata basis to all shareholders a portion of the Corporation’s assets, in cash or in property, so long as the Corporation is not rendered insolvent thereby as provided under the laws of the State of Arizona.

THIRD: The Articles of Amendment were unanimously recommended for Shareholder approval by Unanimous Written Consent Action by the Board of Directors of the Corporation, dated as of August 13, 2014.

FOURTH: The number of shares of common stock of the Corporation outstanding at the time of such adoption was 4,597,500 shares and the number of shares entitled to vote thereon was 4,597,500 shares.

FIFTH: The designation and number of outstanding shares of each class or series of securities entitled to vote thereon as a class or series were as follows:

CLASS OR SERIES	NUMBER OF SHARES
Common Stock	4,597,500

SIXTH: By class or series of securities, the number of shares of each class or series of securities voting for or against such amendment, was as follows:

CLASS OR SERIES	NUMBER OF SHARES FOR	NUMBER OF SHARES AGAINST
Common Stock	[___________]	[___________]

The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

SEVENTH: This Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

EIGHTH: This Amendment does not effect a change in the amount of stated capital.

DATED: As of August __, 2014.

iPayMobil, Inc., an Arizona corporation

By:	/s/ Andrew M. Ling
Name:	Andrew M. Ling
Title:	President and Chief Executive Officer

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